Exhibit 10.30

1st AMENDMENT TO SERVICES AGREEMENT

THIS 1ST AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made and entered into between Tenet Healthsystem Norris, Inc., a California corporation, doing business as USC/Kenneth Norris Jr. Cancer Hospital (“Hospital”) and HemaCare Corporation, a California corporation (“HemaCare”).

RECITALS

A. Hospital and HemaCare are parties to that certain Services Agreement effective January 30, 2003 (the “Agreement”) for the provision of Therapeutic Hemapheresis (TA) and Stem Cell services (the “Services”); and

B. Hospital and HemaCare desire to amend certain terms and conditions of the Agreement regarding Term and Termination as set forth herein below.

NOW THEREFORE, in consideration of the foregoing premises and for valuable consideration the receipt of which is acknowledged by the parties, Hospital and Provider agree to amend the Agreement as follows:

1. Deletion of reference to Agreement Term as month-to-month and condition of termination by either party from lead paragraph.

2. Addition of - “III. E. Term.

The extended term of this Agreement (“Extended Term”) shall be two (2) years, commencing on April 1, 2006 through March 31, 2008, and may be renewed for an additional two-year term (“Renewal Term”) upon mutual and written agreement of the parties. Collectively, the Extended Term and the Renewal Term are referred to herein as the “Term”.”

3. Addition of - “III. F. Termination.

Termination Without Cause. At any time during the Term of this Agreement, either party may, in its sole discretion, terminate this Agreement without cause by giving the other party at least 30 days' prior written notice. If such notice is given by Hospital, Hospital may, in its sole discretion, at any time prior to the effective date of such termination, relieve HemaCare of HemaCare's duties hereunder as long as Hospital continues to perform its obligations under this Agreement until the effective date of such termination.”

4. GENERAL. If provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail. Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

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TENET HEALTHSYSTEM NORRIS, INC.,		HEMACARE CORPORATION,
A CALIFORNIA CORPORATION,		A CALIFORNIA CORPORATION
D/B/A USC/KENNETH NORRIS JR. CANCER HOSPITAL

By:	/s/ Ted Schreck	By:	/s/ Judi Irving
Name:	Ted Schreck	Name:	Judi Irving
Title:	Chief Executive Officer	Title:	President and CEO
Date:	4/4/06	Date:	3/28/06

ADDENDUM TO THE

THERAPEUTIC APHERESIS SERVICES AGREEMENT

RECORD RETENTION FOR CELLULAR THERAPY PRODUCT ADMINISTRATION

This ADDENDUM TO THE THERAPEUTIC APHERESIS SERVICES AGREEMENT between HemaCare Corporation/Coral Blood Services and Tenet Healthsystem Norris, Inc., a California corporation, d/b/a USC Kenneth Norris Jr. Cancer Hospital (“Hospital”) specifies the Record Retention requirements for Cellular Therapy Product Administration.

Hospital agrees to create and maintain records as follows:

Minimum Retention
Record		Time in Years

Administration product verification, including:		10
1.	Recipients name and identifier(s).
2.	Product identifier(s).
3.	Names and/or identifiers of persons verifying that the product is the product intended for the patient.
4.	Name and/or identifier of the person administering the product.
5.	Date and time that product administration was initiated

Records of administration:		10
1.	Date and time that product administration was completed.
2.	Names and/or identifiers of persons who administered the product.
3.	Whether any adverse reactions occurred and reference to appropriate documentation of adverse reaction forms.
4.	Product type.
5.	Unique product identifier(s).
6.	Name and identifiers) for the intended recipient, if applicable.
7.	Date and time of issue.
8.	Name and affiliation of the person issuing the product.
9.	Name and affiliation of the person to whom the product was issued.
10.	Visual inspection before administration.
11.	All pertinent administration event information, including the patient's vital signs and the time of all recorded events.

Minimum Retention
Record		Time in Years

Autologous recipient records, including:		Indefinite
1.	Patient identification and diagnosis.
2.	Medical history and physical examination.
3.	Informed consent.
4.	Interpretation of ABO group and Rh type and tests for infectious disease markers.
5.	Any adverse reaction suspected to be linked to the cellular therapy product administration.
6.	Outcomes of transplantation, including engraftment data on the HPC transplant recipient.
7.	Any data required to be maintained by IRB-, IND-, IDEapproved, or other protocol.

Allogeneic recipient records, including:		Indefinite
1.	Patient identification and diagnosis.
2.	Medical history and physical examination.
3.	Informed consent.
4.	Interpretation of ABO group and Rh type and tests for infectious disease markers; detection and identification of unexpected red cell antibodies; HLA determinations; and red cell compatibility testing with the intended donor.
5.	Any adverse reaction suspected to be linked to the product administration.
6.	Outcomes of transplantation, including engraftment data on the recipient.

THE PARTIES HERETO have executed this Addendum on the 19 day of Sept, 2006.

HOSPITAL	HEMACARE CORPORATION
CORAL BLOOD SERVICES

/s/ Debbie Walsh	/s/ Judi Irving
Debbie Walsh	Judi Irving
Administrator/Chief Operating Officer	Chief \ Executive Officer